Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy L. Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2019 THIRD QUARTER RESULTS

AND DISCUSSES RECENT ACTIVITIES

WESTLAKE VILLAGE, CALIFORNIA, October 31, 2019 -- LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its third quarter ended September 30, 2019.

Net income available to common stockholders was $27.1 million, or $0.68 per diluted share, for the 2019 third quarter, compared with $34.8 million, or $0.88 per diluted share, for the same period in 2018. The decrease in net income available to common stockholders was primarily due to a higher gain on sale in the prior year, partially offset by an increase in revenues principally related to acquisitions, mortgage and mezzanine loan originations, funding of additional loan proceeds, capital improvements and completed developments.

Funds from Operations (“FFO”) was $30.8 million for the 2019 third quarter, compared with $29.9 million for the comparable 2018 period. FFO per diluted common share was $0.77 and $0.75 for the quarters ended September 30, 2019 and 2018, respectively. The improvement was primarily due to an increase in revenues mainly due to acquisitions, mortgage and mezzanine loan originations, funding of additional loan proceeds, capital improvements and completed developments.

LTC completed the following transactions during the third quarter of 2019:

•	Acquired a newly constructed, 90-bed skilled nursing center located in Missouri for $19.5 million, and entered into a 12-year lease agreement with an operator new to LTC’s portfolio at an initial cash yield of 8.25% escalating by 2.0% in December 2019 and annually thereafter. Additionally, LTC acquired a parcel of land and committed $17.4 million (including land purchase) to develop a 90-bed skilled nursing center in Missouri with the same operator, and entered into a separate 12-year lease agreement at an initial cash yield of 9.25% effective upon completion of development, certificate of occupancy and licensure;

•	Completed the transition of two memory care communities in Georgia and South Carolina with a total of 159-units from Thrive to an existing operator. The new two-year lease has an initial cash rent of $1.8 million. The lease provides the lessee one month free rent and the option to defer up to 50% of contractual rent for the next five months. The rent increases 3.5% in year two;

•	Completed the transition of the Company’s remaining Thrive property, a 60-unit memory care community located in Florida, to an existing operator. The new 10-year lease provides the lessee twelve months free rent with rent increasing to $450,000 in year two and $600,000 in year three and thereafter. In year two, the lessee has the option to defer rent in an amount not to exceed $150,000. Rent may increase subject to a contingent escalation formula commencing in year three and annually thereafter; and

•	Sold a 148-bed skilled nursing center in Georgia for $7.9 million, recognizing a net gain on sale of $6.2 million. LTC received $7.8 million in net proceeds which were used to pay down the Company’s line of credit. This property was leased under a master lease and rent under the master lease was not reduced as a result of this sale.

Subsequent to September 30, 2019, LTC completed the following:

•	Sold senior unsecured notes in the aggregate amount of $100.0 million to affiliates and managed accounts of PGIM, Inc. The notes bear interest at 3.85%, have scheduled principal payments and mature on October 20, 2031. The proceeds of the notes were used to pay down the Company’s line of credit.

Conference Call Information

LTC will conduct a conference call on Friday, November 1, 2019, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended September 30, 2019. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download any necessary software.

An audio replay of the conference call will be available from November 1 through November 15, 2019 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10134627. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC is a real estate investment trust (REIT) investing in seniors housing and health care properties primarily through sale-leasebacks, mortgage financing, joint-ventures and structured finance solutions including preferred equity and mezzanine lending. LTC holds more than 200 investments in 28 states with 30 operating partners. The portfolio is comprised of approximately 50% seniors housing and 50% skilled nursing properties. Learn more at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(unaudited)		(unaudited)
Revenues:
Rental income	$38,665	$34,211	$114,566	$102,646
Interest income from mortgage loans	7,646	7,087	22,308	20,910
Interest and other income	808	478	1,967	1,502
Total revenues	47,119	41,776	138,841	125,058

Expenses:
Interest expense	7,827	7,497	23,004	22,981
Depreciation and amortization	9,932	9,447	29,399	28,159
(Recovery) provision for doubtful accounts	(14)	106	153	76
Transaction costs	75	9	275	19
Property tax expense	4,270 (1)	—	12,566	—
General and administrative expenses	4,745	4,879	13,912	14,392
Total expenses	26,835	21,938	79,309	65,627

Other operating income:
Gain on sale of real estate, net	6,236	14,353	6,736	62,698
Operating income	26,520	34,191	66,268	122,129
Income from unconsolidated joint ventures	760	746	1,973	2,103
Net income	27,280	34,937	68,241	124,232
Income allocated to non-controlling interests	(88)	(17)	(257)	(17)
Net income attributable to LTC Properties, Inc.	27,192	34,920	67,984	124,215
Income allocated to participating securities	(112)	(138)	(298)	(504)
Net income available to common stockholders	$27,080	$34,782	$67,686	$123,711

Earnings per common share:
Basic	$0.68	$0.88	$1.71	$3.13
Diluted	$0.68	$0.88	$1.69	$3.12

Weighted average shares used to calculate earnings per common share:
Basic	39,586	39,487	39,565	39,470
Diluted	39,965	39,865	39,944	39,845

Dividends declared and paid per common share	$0.57	$0.57	$1.71	$1.71

(1)	The new income statement line item “property tax expense” is due to the impact of newly adopted Accounting Standard Codification 842, Leases (“ASC 842”). See Footnote 1 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 for further discussion.

Supplemental Reporting Measures

FFO and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO and FAD as supplemental measures of operating performance. The Company believes FFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and FAD facilitate like comparisons of operating performance between periods. Occasionally, the Company may exclude non-recurring items from FFO and FAD in order to allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define FAD as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income, deferred income from unconsolidated joint ventures, non-cash compensation charges, capitalized interest and non-cash interest charges. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value. Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs.

While the Company uses FFO and FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
GAAP net income available to common stockholders	$27,080	$34,782	$67,686	$123,711
Add: Depreciation and amortization	9,932	9,447	29,399	28,159
Less: Gain on sale of real estate, net	(6,236)	(14,353)	(6,736)	(62,698)
NAREIT FFO attributable to common stockholders	30,776	29,876	90,349	89,172

Add: Non-recurring items (1) (2)	—	—	576	—
FFO attributable to common stockholders, excluding non-recurring items	$30,776	$29,876	$90,925	$89,172

NAREIT FFO attributable to common stockholders	$30,776	$29,876	$90,349	$89,172
Non-cash income:
Less: straight-line rental income	(1,085)	(3,189)	(3,598)	(8,629)
Add: amortization of lease costs	100	560	281	1,651
Add: Other non-cash expense (1)	—	—	1,926	—
Less: Effective interest income from mortgage loans	(1,528)	(1,441)	(4,361)	(4,265)
Less: Deferred income from unconsolidated joint ventures	(5)	(31)	(18)	(93)
Net non-cash income	(2,518)	(4,101)	(5,770)	(11,336)

Non-cash expense:
Add: Non-cash compensation charges	1,626	1,487	4,938	4,384
Add: Non-cash interest related to earn-out liabilities	—	126	—	377
Less: Capitalized interest	(108)	(298)	(441)	(850)
Net non-cash expense	1,518	1,315	4,497	3,911

Funds available for distribution (FAD)	29,776	27,090	$89,076	$81,747

Less: Non-recurring income (2)	—	—	(1,350)	—
	$29,776	$27,090	$87,726	$81,747
(1) Represents the write-off of straight-line rent due to a lease termination and transition of two senior housing communities to a new operator.
(2) Represents deferred rent repayment from an operator.

NAREIT Basic FFO attributable to common stockholders per share	$0.78	$0.76	$2.28	$2.26
NAREIT Diluted FFO attributable to common stockholders per share	$0.77	$0.75	$2.26	$2.25

NAREIT Diluted FFO attributable to common stockholders	$30,888	$30,014	$90,647	$89,676
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	40,129	39,865	40,106	39,845

Diluted FFO attributable to common stockholders, excluding non-recurring items	$30,888	$30,014	$91,223	$89,676
Weighted average shares used to calculate diluted FFO, excluding non-recurring items, per share attributable to common stockholders	40,129	39,865	40,106	39,845

Diluted FAD, excluding non-recurring items	$29,888	$27,228	$88,024	$82,251
Weighted average shares used to calculate diluted FAD, excluding non-recurring items, per share	40,129	39,865	40,106	39,845

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	September 30, 2019		December 31, 2018
	(unaudited)		(audited)
ASSETS
Investments:
Land	$129,403		$125,358
Buildings and improvements	1,339,543		1,290,352
Accumulated depreciation and amortization	(340,505)		(312,959)
Operating real estate property, net	1,128,441		1,102,751
Properties held-for-sale, net of accumulated depreciation: 2019—$1,916; 2018—$1,916	3,830		3,830
Real property investments, net	1,132,271		1,106,581
Mortgage loans receivable, net of loan loss reserve: 2019—$2,551; 2018—$2,447	253,186		242,939
Real estate investments, net	1,385,457		1,349,520
Notes receivable, net of loan loss reserve: 2019—$177; 2018—$128	17,552		12,715
Investments in unconsolidated joint ventures	24,426		30,615
Investments, net	1,427,435		1,392,850

Other assets:
Cash and cash equivalents	3,960		2,656
Restricted cash	2,108		2,108
Debt issue costs related to bank borrowings	2,380		2,989
Interest receivable	25,099		20,732
Straight-line rent receivable, net of allowance for doubtful accounts: 2019—$0; 2018—$746	44,814	(1)	73,857
Lease incentives	2,590	(1)	14,443
Prepaid expenses and other assets	3,845	(2)	3,985
Total assets	$1,512,231		$1,513,620

LIABILITIES
Bank borrowings	$165,400		$112,000
Senior unsecured notes, net of debt issue costs: 2019—$831; 2018—$938	518,469		533,029
Accrued interest	3,996		4,180
Accrued expenses and other liabilities	30,472	(2)	31,440
Total liabilities	718,337		680,649

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2019—39,752; 2018—39,657	398		397
Capital in excess of par value	865,721		862,712
Cumulative net income	1,280,940		1,255,764
Cumulative distributions	(1,361,625)		(1,293,383)
Total LTC Properties, Inc. stockholders’ equity	785,434		825,490
Non-controlling interests	8,460		7,481
Total equity	793,894		832,971
Total liabilities and equity	$1,512,231		$1,513,620

(1)	Decrease due to impact of newly adopted ASC 842. See Footnote 1 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 for further discussion.

(2)	Includes $1,354 right of use asset/lease liability due to the impact of newly adopted ASC 842. See Footnote 1 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 for further discussion.